UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement and Item 2.01 Completion of Acquisition of Assets.
On October 27, 2026, Alamo Group Inc. (the “Company”) issued a press release announcing that the Company, through Alamo Group Europe Limited, a wholly-owned subsidiary of the Company, entered into a definitive Share Purchase Agreement ("Purchase Agreement") to acquire 100% of the equity interests in Econ Engineering Group Limited (“Econ”), with the closing of the acquisition occurring on October 27, 2026. The total consideration for the purchase is approximately £120,000,000, or approximately $158,700,000, subject to certain post-closing adjustments. The Company intends to continue operating out of several owned and leased facilities in the United Kingdom where Econ currently operates and to continue operations there.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
The Company’s press release announcing the Econ acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
Exhibit 10.1 – Share Purchase Agreement, dated as of October 27, 2026, by and among Alamo Group Europe Limited, Jonathan Richard Lupton, Karen Lupton, Rachel Lupton and Thomas Lupton as Trustees of the Discretionary Will Fund of the Andrew Lupton Will Trust
Exhibit 99.1 – Press Release dated October 27, 2026
Exhibit 104 – Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2026	By: /s/ Andrew Sefzik
Andrew Sefzik,
Vice President, General Counsel & Corporate Secretary